UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 30, 2009

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former name and address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 23, 2009 the Company entered into a Restructure and Exchange Agreement  effective as of June 30, 2009 (the “Agreement”), with certain persons who hold securities of the Company (the “Securityholders”).

Pursuant to the Agreement, the following Securityholders, who held promissory notes of the Company (“Old Notes”) exchanged their Old Notes for new notes (“New Notes”). The entire principal amount of each New Note is payable on June 30, 2013. Interest on the outstanding principal balance of the New Notes at the rate of 10% per annum is payable monthly commencing June 1, 2010. The payment of principal and interest under the New Notes is subordinated to the required payments of principal and interest on any loans made to the Company following June 30, 2009. The form of each New Note which was issued is set forth as Exhibit F to the Agreement, which is filed as Exhibit 10.1 this Current Report.

The following table sets forth certain information concerning the exchange of the Old Notes for New Notes, including the names of the Securityholders exchanging notes; the dates, principal amounts and accrued interest on each Old Note exchanged and the principal amount of the New Note issued by the Company to the Securityholder in exchange for the Old Note.

	Date of Note	Principal	Accrued Interest Thru June 30, 2009	Total Indebtedness to the Securityholder as of June 30, 2009	Face Value of Superseding Note Dated June 30, 2009
Adamas Fund (I)	1/15/2008	$1,500,000.00	$173,659.72	$1,673,659.72
Adamas Fund (II)	10/15/2008	265,000.00	$16,189.72	281,189.72
M Altholtz Trust (I)	8/29/2008	200,000.00	$15,287.67	215,287.67
Blaise Trust	7/9/2008	300,000.00	$42,555.56	342,555.56
Stealth Fund (I)	7/9/2008	300,000.00	$26,111.12	326,111.12
Stealth Fund (II)	12/15/2008	300,000.00	$17,166.67	317,166.67
Stealth Fund (III)	3/26/2009	250,000.00	$11,445.21	261,445.21
Stealth Fund (IV)	4/16/2009	125,000.00	$2,664.38	127,664.38
Adamas Fund (III)	4/29/2009	40,000.00	$690.41	40,690.41
M Altholtz Trust (II)	6/26/2009	325,000.00	$2,660.27	327,660.27
		$3,605,000.00	$308,430.73	$3,913,430.73

Recap
Adamas Fund		$1,805,000.00	$190,539.85		$1,995,539.85
M Altholtz Trust		525,000.00	$17,947.94		542,947.94
Blaise Trust		300,000.00	$42,555.56		342,555.56
Stealth Fund		975,000.00	$57,387.38		1,032,387.38
		$3,605,000.00	$308,430.73		$3,913,430.73

Pursuant to the Agreement, certain of the Securityholders holding the Company’s Series C Preferred Stock agreed to the amendment of certain of the rights and preferences of such preferred stock to reduce the liquidation preference of the Series C Preferred Stock from $.60 to $.36 per share and to eliminate the right of the holders of Series C Preferred Stock to convert such stock into the Company’s common stock.  Such Securityholders also agreed to the elimination of the put option contained in the purchase agreements under which the Series C Preferred Stock was issued to them under which the Secutiryholder could require the Company to repurchase the Series C Preferred Stock.

In consideration of the exchange of notes, the amendment of the terms of the Series C Preferred Stock and the elimination of the put option with respect to the Series C Preferred Stock, the Company agree to issue to each Securityholder in the table set forth below, warrants to purchase the number of shares of the Company’s Common Stock set forth opposite the name of the Securityholder.

Securityholder	Preference Given Up	Exercise Price	Expiration Date	New Warrants
Blaise Trust	Convertible Note	$0.0066	6/30/14	50,000
Stealth Fund	Convertible Notes	$0.0066	6/30/14	100,000
Adamas Fund	Convertible Preferred Stock, Put Option	$0.0066	6/30/14	50,000
M Altholtz Trust	Convertible Preferred Stock, Put Option	$0.0066	6/30/14	50,000

All warrants which the Company issued to the Securityholders pursuant to the Agreement were in the same form as the warrants previously held by the Securityholders, except that the exercise price of the new warrants is $.0066 per share which was the weighted average of the closing price of the Company’s common stock for the last ten days on which the stock traded prior to June 30, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The first three paragraphs of Item 1.01 are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The fourth paragraph, the table thereunder and the fifth paragraph of Item 1.01 are incorporated herein by reference. The warrants referred to therein were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) by virtue an exemption for transactions by an issuer not involving a public offering under Section 4(2) of the Act.

Item 3.03	Material Modification to Rights of Security Holders.

The fourth paragraph of Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Within 30 days of July 23, 2009, pursuant to the Agreement, the Company intends to file a Certificate of Amendment to the Certificate of Designation Setting Forth the Preferences, Rights and Limitations of the Series C Preferred Stock of the Company (the “COD Amendment”). The COD Amendment is filed herewith as Exhibit 3.1 to this Current Report.

Item 9.01.	Exhibits.

3.1           Certificate of Amendment to the Certificate of Designation Setting Forth the Preferences, Rights and Limitations of the Series C Preferred Stock of the Company.

10.1         Restructure and Exchange Agreement, effective as of June 30, 2009 among the Company and certain Securityholders of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.
Scott K Anderson, Jr.
Corporate Secretary

Date: July 26, 2009